Exhibit 99.1

Resource Extraction Payment Report

This exhibit to Form SD presents payments made by Freeport-McMoRan Inc. (FCX) to the United States (U.S.) federal government and foreign governments for the purpose of the commercial development of minerals during the fiscal year ended December 31, 2023. The information within this report, including this exhibit, has been prepared and is presented in accordance with the requirements of Section 13(q) of the Securities Exchange Act of 1934, as amended, and Rule 13q-1 and Form SD promulgated thereunder (collectively, the Rules). Because the scope and basis for preparation of this exhibit to Form SD is in accordance with the Rules, amounts reported herein may be different from disclosures in FCX's other publicly available reports, including those found within FCX’s periodic reports filed with the U.S. Securities and Exchange Commission.

Payments
Payments, net of refunds, are disclosed on a cash basis according to the year during which the payment was made (rather than on an accrual basis). Only payments of the types defined within the Rules and for which FCX made payments during the reporting period are presented.

Currency
All payments are reported in U.S. dollars (USD), which is FCX’s reporting currency. Payments made in other currencies (Chilean peso (Peso), Indonesian rupiah (Rupiah) and Peruvian nuevo sol (PEN)) have been converted into USD by translating the payment at the exchange rate existing at the time the payment was made.

Projects
Payments are grouped into projects in the second table below, which, in accordance with the Rules, are defined as the combination of the (i) country and major political subnational jurisdiction where the commercial development of the resource is taking place, (ii) type of resource being commercially developed, and (iii) method of extraction. The resources being extracted are all minerals. Countries and political subnational jurisdictions are designated by ISO 3166 country and subdivision codes.

Exhibit 99.1 (continued)

Payments to Governments[1]
For the Fiscal Year Ended December 31, 2023
			(in thousands of USD)
Country	Local Currency Paid	Government Entity	Taxes	Royalties	Fees	Community and Social Responsibility[2]		Total
Chile	Peso / USD	The General Treasury of the Republic	$17,250	$6,527	$18,378	$—		$42,155
Chile	Peso	Municipality of Calama	—	—	601	—		601
Indonesia	Rupiah	Central Papua Province	—	—	—	81,975	[3]	81,975
Indonesia	Rupiah / USD	Directorate General of Taxes	1,046,037	—	—	—		1,046,037
Indonesia	Rupiah / USD	Directorate General of Mineral and Coal	145,404	357,064	—	—		502,468
Indonesia	USD	Directorate General of Manpower Placement Development and Expansion of Employment Opportunities	—	—	1,923	—		1,923
Indonesia	Rupiah	Directorate General of Customs and Excise	—	—	249,875	—		249,875
Indonesia	Rupiah	Ministry of Finance of the Republic of Indonesia	469	—	—	—		469
Indonesia	Rupiah	Regional General Treasury of Asmat Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Biak Numfor Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Boven Digoel Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Mimika Regency	94,432	—	2,803	—		97,235
Indonesia	Rupiah	Regional General Treasury of Central Papua Province	41,065	—	—	—		41,065
Indonesia	Rupiah	Regional General Treasury of Deyai Regency	5,841	—	—	—		5,841
Indonesia	Rupiah	Regional General Treasury of Dogiyai Regency	5,840	—	—	—		5,840
Indonesia	Rupiah	Regional General Treasury of Intan Jaya Regency	5,841	—	—	—		5,841
Indonesia	Rupiah	Regional General Treasury of Jayapura City	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Jayapura Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Jayawijaya Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Keerom Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Kepulauan Yapen Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Lani Jaya Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Mamberamo Raya Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Mamberamo Tengah Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Mappi Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Merauke Regency	1,514	—	—	—		1,514

Exhibit 99.1 (continued)

Payments to Governments[1] (continued)
For the Fiscal Year Ended December 31, 2023
			(in thousands of USD)
Country	Local Currency Paid	Government Entity	Taxes	Royalties	Fees	Community and Social Responsibility[2]		Total
Indonesia	Rupiah	Regional General Treasury of Nabire Regency	$5,841	$—	$—	$—		$5,841
Indonesia	Rupiah	Regional General Treasury of Nduga Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Paniai Regency	5,841	—	—	—		5,841
Indonesia	Rupiah	Regional General Treasury of Papua Province	31,799	—	—	—		31,799
Indonesia	Rupiah	Regional General Treasury of Pegunungan Bintang Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Puncak Jaya Regency	5,841	—	—	—		5,841
Indonesia	Rupiah	Regional General Treasury of Puncak Regency	5,841	—	—	—		5,841
Indonesia	Rupiah	Regional General Treasury of Sarmi Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Supiori Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Tolikara Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Waropen Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Yahukimo Regency	1,514	—	—	—		1,514
Indonesia	Rupiah	Regional General Treasury of Yalimo Regency	1,514	—	—	—		1,514
Peru	PEN	Agency of Environmental Evaluation and Auditing	—	—	3,197	—		3,197
Peru	PEN	Ministry of Energy and Mines	—	—	535	7,741	[4]	8,276
Peru	PEN	Ministry of Transport and Communications	—	—	304	—		304
Peru	PEN	Municipality of Arequipa	280	—	—	—		280
Peru	PEN	National Superintendence of Customs and Tax Administration	562,652	53,689	19,704	—		636,045
Peru	PEN	Regional Government of Arequipa	26,461	—	—	—		26,461
Peru	PEN	Supervisory Agency of Investment in Energy and Mining	—	—	5,364	—		5,364
U.S.	USD	U.S. Department of the Interior	—	—	2,029	—		2,029
			$2,038,529	$417,280	$304,713	$89,716		$2,850,238
Notes:
1 - Payments are limited to those required to be disclosed by the Rules and do not include other payments or contributions to entities beyond the scope of the Rules.
2 - Payments do not include other community support and investments provided to local communities not required by contract or law in accordance with the requirements of the Rules. We continue to focus on supporting the long-term resilience of our host communities. To learn more about our community initiatives, see fcx.com/sustainability.
3 - Represents payments by PT Freeport Indonesia (PT-FI) to local communities in accordance with land rights trust fund agreements and its special mining license (IUPK) for community development and empowerment projects.
4 - Represents payments made by Cerro Verde to local communities in accordance with its contractual agreement with the Ministry of Energy and Mines to make investments in the community while mining operations are active.

Exhibit 99.1 (continued)

Payments by Project[1]
For the Fiscal Year Ended December 31, 2023
		(in thousands of USD)
Project	Business Segment	Taxes	Royalties	Fees	Community and Social Responsibility[2]		Total
Chile/CL-AN/Copper/Open Pit	South America Mining: Other	$17,250	$6,527	$18,979	$—		$42,756
Indonesia/ID-PA/Copper, Gold, Silver/Underground Mining	Indonesia Operations	1,431,886	357,064	254,601	81,975	[3]	2,125,526
Peru/PE-ARE/Copper, Molybdenum/Open Pit	South America Mining: Cerro Verde	589,393	53,689	29,104	7,741	[4]	679,927
U.S./U.S.-AZ/Copper, Molybdenum/Open Pit	North America Copper Mines: Other	—	—	277	—		277
U.S./U.S.-AZ/Copper/Open Pit	North America Copper Mines: Other	—	—	1,100	—		1,100
U.S./U.S.-NM/Copper/Open Pit	North America Copper Mines: Other	—	—	460	—		460
U.S./U.S.-UT/Copper/Open Pit	North America Copper Mines: Other	—	—	192	—		192
		$2,038,529	$417,280	$304,713	$89,716		$2,850,238
Notes:
1 - Payments are limited to those required to be disclosed by the Rules and do not include other payments or contributions beyond the scope of the Rules.
2 - Payments do not include other community support and investments provided to local communities not required by contract or law in accordance with the requirements of the Rules. We continue to focus on supporting the long-term resilience of our host communities. To learn more about our community initiatives, see fcx.com/sustainability.
3 - Represents payments by PT-FI to local communities in accordance with land rights trust fund agreements and its IUPK for community development and empowerment projects.
4 - Represents payments made by Cerro Verde to local communities in accordance with its contractual agreement with the Ministry of Energy and Mines to make investments in the community while mining operations are active.
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